Exhibit 99.1

NEWS RELEASE
CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Declares Special Cash Dividend and 30% Stock Dividend

VALLEY COTTAGE, NY—October 21, 2015—CreditRiskMonitor (OTCQX: CRMZ) announced that its Board of Directors has declared a special dividend of $0.05 per outstanding share of its common stock. The dividend will be payable on November 30, 2015 to shareholders of record at the close of business on November 9, 2015. The Board also authorized a 30% stock dividend. This stock dividend will be payable on December 15, 2015 to shareholders of record at the close of business on November 30, 2015.

Jerry Flum, CEO said, “We believe our earnings and capital position give us the ability to pay this special dividend. Further, the stock dividend reflects the Board’s confidence in our ability to drive long-term value to our shareholders and recognizes our growth prospects. The stock dividend should increase the overall shareholder base and liquidity in our stock.”

Overview

CreditRiskMonitor (http://www.crmz.com) is a web-based publisher of financial information that helps busy corporate credit and procurement professionals stay ahead of and manage risk quickly, productively and accurately. The service offers comprehensive commercial credit reports and analysis covering public companies worldwide in competition with Dun & Bradstreet. Additionally, the Company collects from subscribers more than $100 billion of trade receivable data on both public and a select group of private companies every month. Over 35% of the Fortune 1,000 depend on CreditRiskMonitor's timely news alerts and reports featuring detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, bond agency ratings, as well as the company's proprietary FRISK® scores, which have been proven 95% predictive in anticipating corporate financial stress, including bankruptcy.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.